UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Section 240.14a-12
Ramco-Gershenson Properties Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (sets forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FOR IMMEDIATE RELEASE
RAMCO-GERSHENSON PROPERTIES TRUST FILES PRELIMINARY PROXY MATERIALS
Settlement Offer Rejected by Equity One
FARMINGTON HILLS, Mich. — April 28, 2009 — Ramco-Gershenson Properties Trust (NYSE: RPT) (“Ramco-Gershenson” or the “Company”) today announced that it has filed its preliminary proxy materials with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Company’s June 10, 2009 Annual Meeting of Shareholders. At the Annual Meeting, shareholders of record as of April 15, 2009 will be asked to elect two Trustees to Ramco-Gershenson’s Board of Trustees, among other things.
Ramco-Gershenson’s Board has nominated Stephen R. Blank and Joel M. Pashcow to stand for re-election at the upcoming Annual Meeting as members of the class of Trustees to serve until the 2012 Annual Meeting of Shareholders. Mr. Blank is Senior Fellow, Finance at the Urban Land Institute, and has served as Lead Trustee of Ramco-Gershenson’s Board since June 2006. Mr. Pashcow is Managing Member of Nassau Capital LLC, a real estate and securities investment firm, and is the former Chairman of the Board of Trustees of Atlantic Realty Trust.
As previously announced, the Company is in the process of undertaking a review of financial and strategic alternatives to enhance shareholder value. The Board believes this process is best served by the re-election of the Board’s nominees, who are highly qualified and have significant experience with Ramco-Gershenson’s business.
Also, as previously announced, Equity One, Inc. (NYSE: EQY), one of the Company’s shareholders, intends to nominate two individuals in opposition to the Board’s nominees for election to Ramco-Gershenson’s Board at the 2009 Annual Meeting. As disclosed in the Company’s filing made today with the SEC, the Nominating and Governance Committee of Ramco-Gershenson’s Board has met with and considered the two individuals nominated by Equity One.
In an effort to avoid the cost and distraction of a contested Trustee election and to allow the Board to remain focused on its ongoing review of financial and strategic alternatives, among other things, Ramco-Gershenson offered to enter into a settlement with Equity One, in which Equity One’s two nominees would be added to the Ramco-Gershenson Board, in addition to the Board’s two nominees, and the Board expanded to nine members. Equity One rejected Ramco-Gershenson’s proposal to add its two nominees to the Ramco-Gershenson Board, and was unwilling to agree to an expansion of the Board to nine members.
The Ramco-Gershenson Board of Trustees unanimously recommends that shareholders re-elect the Board’s nominees, Messrs. Blank and Pashcow, on the WHITE proxy card.
“The Board of Trustees of Ramco-Gershenson is committed to continuing the ongoing review of financial and strategic alternatives to enhance shareholder value and believes that the interests of all shareholders would be best served by avoiding a costly and distracting proxy contest,” said Dennis E. Gershenson, Chairman, President and Chief Executive Officer of Ramco-Gershenson. “Over the last several weeks, our Board and management team have been responsive to the suggestions proffered by Equity One, including in deciding to initiate a review of financial and strategic alternatives, and in seeking in good faith to reach a mutually acceptable settlement with Equity One in relation to Equity One’s nomination of two candidates to the Ramco-Gershenson Board, by offering to add both of Equity One’s Trustee nominees to an expanded Board. Unfortunately, Equity One declined our offer. Accordingly, we believe the Board’s ongoing evaluation process is best served by the re-election of the Board’s nominees, who are committed to enhancing value for all Ramco-Gershenson shareholders.”

Merrill Lynch & Co. is serving as independent financial advisor to the Company, and Wachtell, Lipton, Rosen & Katz and Honigman Miller Schwartz and Cohn LLP are serving as legal counsel. Innisfree M&A Incorporated is serving as proxy solicitor.
About Ramco-Gershenson Properties Trust
Ramco-Gershenson Properties Trust, headquartered in Farmington Hills, Michigan, is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT), which owns, develops, acquires, manages and leases community shopping centers, regional malls and single tenant retail properties, nationally. The Company owns interests in 89 shopping centers totaling approximately 19.8 million square feet of gross leasable area in Michigan, Florida, Georgia, Ohio, Wisconsin, Tennessee, Indiana, New Jersey, Virginia, South Carolina, North Carolina, Maryland and Illinois. For additional information regarding Ramco-Gershenson Properties Trust visit the Company’s website at www.rgpt.com.
This press release contains forward-looking statements with respect to the Ramco-Gershenson’s review of financial and strategic alternatives and the election of trustees. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary. These include general economic conditions and general industry conditions, changes in tax and other laws, the risk that the Company’s review of financial and strategic alternatives takes longer than anticipated and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.
In connection with the Company’s 2009 Annual Meeting of Shareholders, the Company has filed a preliminary proxy statement with the Securities and Exchange Commission. The Company will file a definitive proxy statement in connection with the 2009 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Ramco-Gershenson Properties Trust at the Securities and Exchange Commission’s website at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained free of charge by directing such request to Investor Relations, Ramco-Gershenson Properties Trust, 31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan, 48334, telephone: (248) 350-9900, or on the Company’s website at www.rgpt.com.
The Company and its trustees, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning the Company’s participants in the solicitation is included in the preliminary proxy statement relating to the 2009 Annual Meeting of Shareholders, and will be included in the definitive proxy statement when it becomes available.

Contacts:

Ramco-Gershenson Properties Trust: Dawn Hendershot Director of Investor Relations and Corporate Communications (248) 592-6202	Dan Katcher / Annabelle Rinehart Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449